Exhibit 10.3

NON-RECOURSE CARVE OUT GUARANTY

THIS NONRECOURSE CARVE OUT GUARANTY (this “Guaranty”) dated as of July 31, 2014, executed and delivered by NEWREAL, INC., a Massachusetts corporation (the “Guarantor”) in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of even date herewith, by and among NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership (the “Borrower”), the financial institutions party thereto and their assignees in accordance therewith (the “Lenders”), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”) and (b) the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to Borrower under the Credit Agreement and, accordingly, the Guarantor is willing to guarantee the Loan Parties’ obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the Guarantor’s execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making the Loan to Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

Section 1. Guaranty. The Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the “Obligations”):

A.            Guaranty Event; Resulting Obligations. Any loss, damage or liability actually paid or incurred by Agent or the Lenders, to the extent the same arises as a direct result of any of the following which occurs with the knowledge, consent or approval of the Guarantor or any officer, director or employee of the Guarantor (hereinafter, a “Guaranty Event”):

(i)                                     Fraud by any Loan Party in connection with the Collateral, the making of the Loan, or any certificates or documents provided in connection therewith;

(ii)                                  Material misrepresentation or intentional breach of warranty by any Loan Party in connection with the development or operation of the Collateral, the making of the Loan, or any certificates or documents provided in connection therewith, which misrepresentation or breach of warranty constitutes common law fraud or legal fraud, fraud, deceit or fraudulent deceit under the applicable laws of the Commonwealth of

Massachusetts (“Massachusetts Law”);

(iii)                               Material misrepresentation or intentional breach of warranty by Borrower or any Subsidiary of Borrower which was known by the Guarantor to be materially false when made, in connection with the development or operation of the Collateral, the making of the Loan, or any certificates or documents provided in connection therewith, which misrepresentation or breach of warranty constitutes common law fraud or legal fraud, fraud, deceit or fraudulent deceit under Massachusetts Law;

(iv)                              Retention by any Loan Party of any income arising with respect to the Collateral that is in the possession or under the control of Borrower or any Subsidiary of Borrower at the time of, or are received after, the occurrence of any Potential Default which, under the terms of the Loan Documents, should have been paid to the Agent or the Lenders;

(v)                                 The material breach by any Loan Party of the provisions limiting Restricted Payments, distributions or cash flow from any Collateral as set forth the Credit Agreement

B.                                    Trigger Event; Resulting Obligations. Upon the occurrence of a Trigger Event (as defined hereunder), and notwithstanding the provisions set forth above, the Guarantor guarantees to the Agent and the Lenders the prompt and full payment (and not merely the collectibility), performance and observance of all of the obligations, terms and conditions to be paid, performed or observed by any Loan Party under the Credit Agreement, the Note, any Guaranty and each other Loan Document, each as the same may be hereafter amended, modified, extended, renewed or recast, including, but not limited to the payment of the entire amount of all then outstanding principal balance of the Loan, together with interest and other charges thereon as provided for in the Credit Agreement or Note. As used herein, the term “Trigger Event” shall mean and refer to the occurrence of any of the following events:

(i)                                     Any voluntary filing by any Loan Party of a petition or application for relief, extension, moratorium or reorganization under any bankruptcy, insolvency or debtor’s relief law, or the making of a voluntary assignment for the benefit of creditors, or the appointment of a receiver of any property of any Loan Party in any action initiated by, or consented to, by any Loan Party, unless Guarantor has given the Agent reasonable prior written notice of the intent of such Loan Party to file such proceeding;

(ii)                                  The filing of an involuntary petition against any Loan Party under any bankruptcy, insolvency or debtor’s relief law by any other Person with whom any Loan Party colludes or consents, and/or any Loan Party solicits or causes to be solicited petitioning creditors for any involuntary petition against any Loan Party by any Person unless Guarantor has given the Agent reasonable prior written notice of the intent of such Loan Party to take such action, provided, however, the foregoing event shall not constitute a Trigger Event if Agent or any Lender is one of the creditors filing an involuntary petition or solicits other creditors to do so; or

(iii)                               The contesting or opposition by any Loan Party of any motion for relief from the automatic stay filed by the Lender in any involuntary bankruptcy proceeding of any Loan Party; or

(iv)                              Any intentional or willful acts of any Loan Party taken with the intent to solely hinder, delay or interfere with the exercise by the Agent of it’s rights and remedies under the Loan Documents after the occurrence of an Event of Default, which intentional or willful act(s) continues for five (5) Business Days after written notice from the Agent; provided, however, the foregoing shall not restrict a Loan Party from raising a legitimate defense to such action.

Upon the occurrence and during the continuation of any Event of Default, Guaranty Event or Trigger Event, Agent and the Lenders may at their option proceed directly and at once, without further notice, against Guarantor hereunder, without proceeding against any Loan Party or any other Person or other Collateral for the obligations secured by this Guaranty. Any sums payable by the Guarantor hereunder shall bear interest at the Default Rate from the date of demand until the date paid. If any Loan Party or the Guarantor, if so required, shall fail or refuse to perform or continue performance of any of the Obligations of the Credit Agreement on the part of Borrower to be kept and performed, or under any guaranty to be kept and performed, then, if an Event of Default exists on account thereof under the Loan Documents, in addition to any other rights and remedies which Agent and the Lenders may have hereunder or elsewhere, and not in limitation thereof, Agent at Agent and the Lenders’ option, may exercise any or all of its rights and remedies under the Credit Agreement and each other Loan Document. This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Obligations and the obligations of Borrower in the event Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

Section 2.  Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against any Loan Party, any other guarantor or any other Person or commence any suit or other proceeding against any Loan Party, any other guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Loan Party, any other guarantor or any other Person; or (c) to make demand of any Loan Party, any other guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, Guarantor hereby waives its right to require any holder of the Obligations to take action against any Loan Party as provided by any legal requirement of any Governmental Authority.

Section 3.  Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

(a)                                 (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(b)                                 any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(c)                                  any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

(d)                                 any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of any Loan Party;

(e)                                  any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)                                   any nonperfection of any security interest or other Lien on any of the Collateral;

(g)                                  any act or failure to act by any Loan Party or any other Person which may adversely affect Guarantor’s subrogation rights, if any, against any Loan Party to recover payments made under this Guaranty;

(h)                                 any application of sums paid by any Loan Party or any other Person with respect to the liabilities of any Loan Party to the Agent or the Lenders, regardless of what liabilities of the Borrower or any Subsidiary of the Borrower remain unpaid;

(i)                                     any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j)                                    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder.

Section 4.  Action with Respect to Obligations.  The Lenders and the Agent may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any Collateral; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

Section 5.  Representations and Warranties.  The Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.  Covenants.  The Guarantor will comply with all covenants which the Borrower is to cause Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

Section 7.  Waiver.  The Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Obligations.  The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of any Loan Party or any other guarantor or otherwise.

Section 10.  Subrogation.  Until all of the Obligations shall have been indefeasibly paid in full, any right of subrogation the Guarantor may have shall be subordinate to the rights of Agent and the Lenders and the Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against any Loan Party, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

Section 11.  Payments Free and Clear.  All sums payable by the Guarantor hereunder shall be made free and clear of and without deduction for any tax or other charge; provided that if the Guarantor shall be required by applicable law to deduct any taxes or other charge from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) Guarantor shall make such deductions; and (iii) Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Section 12.  Other Guarantees.  This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including without limitation, any other lending facilities between and among Administrative Agent, Lenders and Guarantor.

Section 13.  Subordination.  The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of any Loan Party, or any other guarantor to such guarantor of whatever description, including without limitation, all intercompany receivables of such guarantor from any Loan Party, or any other guarantor (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from any Loan Party or any other guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of the Guarantor, the Agent and the Lenders that in any Insolvency Proceeding, Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against Guarantor in such Insolvency Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Insolvency Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders) shall be determined in any such Insolvency Proceeding are referred to as the “Avoidance Provisions.” Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Loan Parties and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

Section 17.  Jurisdiction; Venue; JURY WAIVER.

(a)                                 The party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.

(b)                                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 18.  Loan Accounts.  The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Successors and Assigns.  Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying Guarantor’s obligations hereunder. Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or the Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person.

Section 21.  Amendments.  This Guaranty may not be amended except as provided in the Credit Agreement.

Section 22.  Payments.  All payments made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date three (3) Business Days after written demand therefor to Guarantor by the Agent.

Section 23.  Notices.  All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Credit Agreement. Guarantor’s address for notice is set forth below its signature hereto.

Section 24. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 25. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 26. Definitions. (a) For the purposes of this Guaranty:

“Insolvency Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Loan Party shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Loan Party; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Loan Party; (iv) any Loan Party is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Loan Party makes a general assignment for the benefit of creditors; (vii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Loan Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Loan Party for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

NEWREAL, INC., a Massachusetts corporation

By:	/s/ Ronald Brown
Name:	Ronald Brown
Title:	President

Address for Notices:

39 Brighton Avenue
Boston, Massachusetts 02134

With a simultaneous copy to:

Saul Ewing LLP
131 Dartmouth Street, Suite 501
Boston, Massachusetts 02116
Attention: Sally Michael, Esq.

[Signature Page to Non-Recourse Carveout Guaranty]